UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2013

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, Enzon Pharmaceuticals, Inc. (the “Company”) and Aby Buchbinder, who was serving as the Company’s Vice President, Clinical Development, entered into a Severance Agreement and Release of Claims (the “Severance Agreement”), which provides for the termination of Dr. Buchbinder’s employment with the Company effective February 28, 2013. The Severance Agreement remains subject to revocation by Dr. Buchbinder for seven days following February 28, 2013.

The Severance Agreement provides that Dr. Buchbinder will receive (i) a payment in the amount of $20,307 representing the prorated amount of Dr. Buchbinder’s target bonus for fiscal year 2013 for the period through the end of his employment, (ii) a severance payment in the amount of $358,936, and (iii) a payment of $4,000 to assist Dr. Buchbinder with outplacement. The foregoing payments are to be made in a single cash lump sum on the next regular payday occurring after March 7, 2013. In addition, if Dr. Buchbinder elects COBRA group health continuation coverage, Dr. Buchbinder will receive reimbursement for the total applicable premium cost for medical, dental and vision continuation coverage for him and his family for a period of up to twelve months. The Severance Agreement provides that the remaining restricted stock units granted to Dr. Buchbinder on September 22, 2010 will continue to vest such that he will become vested in such restricted stock units on the original vesting date (i.e. September 22, 2013) or, if earlier, the date a Change in Control (as defined therein) of the Company occurs. In consideration for such continued vesting, Dr. Buchbinder agreed to provide services as a consultant through December 31, 2013, at such times as may be reasonably requested by the Company at a rate of $175 per hour. Under the terms of the Severance Agreement, Dr. Buchbinder agreed to release the Company from any and all claims, including any and all claims arising from or during his employment or as a result of the end of his employment.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Severance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Severance Agreement and Release of Claims, dated February 28, 2013, by and between Aby Buchbinder and Enzon Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: February 28, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement and Release of Claims, dated February 28, 2013, by and between Aby Buchbinder and Enzon Pharmaceuticals, Inc.